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                                                                  Exhibit 10.38



                                     7-24-00


                           VENDOR INTERFACE AGREEMENT


This VENDOR INTERFACE AGREEMENT (this "Agreement") is entered into as of by and between Instinet UK Limited ("Instinet") and Reuters AG, ("Vendor"). (Instinet and Vendor are sometimes referred to individually as a "Party" and collectively as the "Parties").

                              W I T N E S S E T H:

      WHEREAS, Vendor has the software and/or system(s) developed by one of the Reuters Group companies. The software is more fully described in Exhibit A attached hereto and made a part hereof (the "Vendor Product(s)"); and

      WHEREAS, Instinet has created, and provided to Vendor for evaluation, specifications using the Financial Information Exchange ("FIX") protocol for the development or enabling of access to the Instinet System (the "Fix Specifications": 4.0.d.9.0) for delivery by Instinet of the securities order entry and trade reporting services described in the Fix Specifications (the "Instinet Services") to a mutual client of Vendor and Instinet, SEB AG ("the Customer"); and

      WHEREAS, Instinet and Vendor agree that Vendor may integrate Instinet's proprietary OpenInstinet application, ("OpenInstinet") as more fully described in the specification dated January 15, 2000, (the "OpenInstinet BookMark Specification"); and

      WHEREAS, Instinet is willing to grant Vendor a limited license to use the OpenInstinet BookMark Specification for the sole purpose of integrating OpenInstinet into the Vendor Products and permitting the Customer to access OpenInstinet and a limited license to use the FIX Specifications for the sole purpose of permitting the Customer (as hereinafter defined) to access Instinet Services through the Vendor Product(s), all subject to the terms and conditions contained in this Agreement;

      NOW THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    GENERAL OBLIGATIONS.

      1.1 Development, Integration and Testing. Vendor shall provide the ability to access the Instinet Services and OpenInstinet via the Vendor's Product(s) and shall test the Vendor Product(s) to ensure that such access operates in accordance with, and conforms to the Fix Specification and OpenInstinet BookMark Specification (jointly, the "Specifications"). Vendor shall be solely responsible for any and all costs and expenses incurred in the development, testing and installation of the Vendor Product(s). The Vendor Product(s), except for OpenInstinet, are and shall remain the property of Vendor.
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      1.2   Acceptance. Upon completion of Vendor's testing pursuant to Section
      1.1 of this Agreement, Vendor shall test the Vendor Product(s) with Instinet (the "Acceptance Testing") until Instinet, in its sole discretion, has certified the Vendor Product(s) for connection to the Instinet System and provision of the Instinet Services and OpenInstinet via the Vendor Product(s) to the Customer ("Acceptance"). The Acceptance Testing shall be based on the Test Document for Electronic Order Entry, version 2.3, dated January 31, 2001. Instinet's certification of the Vendor Product(s) and of any future version or upgrade to the Vendor Product(s) shall be in writing.

      1.3 Access to Instinet System Through Vendor Product(s). Upon Acceptance and based on the terms and conditions contained in this Agreement, Vendor may provide access to the Instinet Services and OpenInstinet through the Vendor's Product(s) to the Customer.

      1.4   Upgrades and Alterations.

      1.4.1 Vendor. Vendor shall notify Instinet in writing as promptly as practicable prior to the release of any upgrade or alteration to the Vendor Product(s) that would affect the architecture of the Vendor Product(s) as it pertains to any order directed to Instinet by the Customer (the "Customer Orders"), the Instinet Services and/or OpenInstinet. In the event any upgrade or modification to the Vendor Product(s) causes any harm to Instinet or interferes in any way with Customer Orders, the Instinet System, the Instinet Services, and/or the OpenInstinet Book Vendor shall promptly revert to the previously certified version of the Vendor Product(s) at Instinet's request. Vendor shall be permitted to carry out testing of any upgrade or alternation to the Vendor Product(s) in accordance with Section 1.1 Instinet shall have the right to perform Acceptance Testing, in accordance with Section 1.2 herein, on all upgrades or modifications of the Vendor Product(s) which pertain to Customer Orders, the Instinet Services and/or OpenInstinet, prior to release of any such upgrade or modification, provided that Instinet shall carry out such testing promptly and with the intention of minimizing any interruption to the launch or operation of the Vendor Product(s).

      1.4.2 Instinet. Instinet may upgrade and/or alter the Specifications, in its sole discretion, from time to time during the term of this Agreement. Instinet shall make reasonable endeavours to consult with Vendor and provide all technical information reasonably requested by Vendor in relation to any proposed upgrade or modification to the Specifications. Instinet shall notify Vendor of such upgrade and/or alteration and provide to Vendor revised Specifications reflecting such upgrade and/or alteration (the "Revised Specifications") as promptly as practicable.

      1.5 Support Services and Training. Vendor shall make available a commercially reasonable number of personnel expertly trained to respond to questions from Instinet regarding the Vendor's Product(s) as pertaining to Customer Orders, the Instinet System, the Instinet Services and/or OpenInstinet during Vendor's normal business hours.



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
      1.6 Access Parity. Vendor shall ensure that the Vendor Product(s) provide the Customer with access to Instinet Services and OpenInstinet in a manner that is at least as favourable, both with respect to the time required to access the Instinet Services and the mechanics by which the Instinet Services and OpenInstinet are accessed, as the manner in which the Vendor Product(s) provide such Customer with access to the services of any other broker-dealer, Electronic Communication Network ("ECN") or other order entry or trade reporting service or destination. In the event that Vendor becomes aware (through notice from Instinet, the Customer or otherwise) that access to Instinet Services is not available to the Customer in accordance with the foregoing sentence, without limiting any remedies available under this Agreement or otherwise under law, Vendor shall use reasonable efforts to make the Customer's access to Instinet Services compliant with the foregoing sentence. For clarity, Vendor delivers Vendor's Product(s) without any routing preference. Vendor shall not be responsible for any routing preferences of the Customer required by, and implemented for, the Customer no matter by whom these preferences are implemented.

      Notwithstanding the foregoing, nothing herein shall prevent Vendor from entering into any strategic business alliance with any broker-dealer, ECN or other order entry or trade reporting service or destination where the specific terms and conditions of such alliance require Vendor to provide access to the counterparty's destination in a manner that is more favourable than the access Vendor provides to other destinations, including the Instinet Services.

      1.7 Order Handling. Vendor shall ensure that the Customer Orders shall be routed to Instinet in accordance with the Specifications and identified to Instinet as the orders of the Customer. In no event shall Vendor (i) redirect Customer Orders to any other ECN, order entry system or any other destination, (ii) conglomerate or aggregate Customer Orders with other Customer Orders or any other orders whatsoever, (iii) use any information derived from the Customer Orders for any purposes other than the fulfillment of its obligations under this Agreement (iv) match or otherwise fill Customer Orders, or (v) take any action that would compromise the anonymity of a Customer Order. However, Vendor shall not be responsible if the Customer performs any of the above actions (i.e. redirect, conglomerate or aggregate, match or fill or take action that would compromise anonymity). Vendor is not responsible for any routine preferences of the Customer required by, and implemented for, the Customer.

      1.8 Instinet Branding. Vendor shall ensure that all access to the Instinet Services through the Vendor Product(s) are clearly labeled as connecting to Instinet ("Instinet Branding"). The Instinet Branding for the Vendor Product(s) and/or any upgrade or modification thereto shall be mutually agreed by Vendor and Instinet.



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
2.    CUSTOMER.

      2.1 Termination. Both of Instinet and Vendor, in their independent sole discretion, shall have the right to terminate the Customer in accordance with the terms of their respective agreement with the Customer. If either Party terminates the Customer for breach by the Customer of its customer agreement with Vendor or Instinet, such termination shall be effective in accordance with the terms of the relevant customer agreement. The other Party shall be provided with notice of any such termination.

      The termination of the Customer pursuant hereto shall only affect Instinet's provision of Instinet Services and OpenInstinet via the Vendor Product(s) to the Customer. Such termination alone shall not affect any agreement between the Customer and Instinet or any agreement between the Customer and Vendor.

      2.2 Third Party Beneficiaries. In no event shall this Agreement confer any third party beneficiary rights upon the Customer or other clients of Vendor, nor shall any agreement between Instinet and the Customer confer any third party beneficiary rights upon Vendor.

3.    CONFIDENTIALITY.

      3.1 Provision of Confidential Matter. During the term of this Agreement, the Parties shall provide and/or disclose to each other certain information (including, without limitation, information concerning that Party's business, products or technical systems), which may be written or oral, that the Parties, their respective affiliates or their customers deem confidential and proprietary, whether or not such information is labeled as confidential or proprietary at the time it is provided or disclosed ("Confidential Matter"). Confidential Matter also shall include information relating to third party vendors or information that is proprietary to the disclosing Party's customers or affiliates. (The Party providing Confidential Matter is referred to in this Section 3 as the "Providing Party," and the Party receiving Confidential Matter is referred to in this Section 3 as the "Receiving Party").

      For purposes of this Agreement, Confidential Matter shall not include (a) information that was in the Receiving Party's possession, without restriction, prior to its disclosure to the Receiving Party by the Providing Party, (b) information that lawfully enters the public domain without violation of this Section 3 by the Receiving Party, (c) information that the Receiving Party lawfully receives from a third party without restriction and without violation of any duty of confidentiality owed to the Providing Party, and (d) information that is independently developed by the Receiving Party.

      3.2 Non-Disclosure. Except (i) as set forth in Section 3.4, and (ii) as may be required by law or any regulatory body or court (but only after compliance with Section 3.6) the Receiving Party shall maintain as confidential and shall not disclose Confidential Matter in whole or in part, directly or indirectly, to any other individual, firm, corporation or government authority.



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
      3.3 Use of Confidential Matter. Following the receipt of Confidential Matter, the Receiving Party shall (i) use at least the same degree of care, but in no event less than reasonable care, to protect such Confidential Matter as the Receiving Party uses with respect to its own confidential and proprietary information; and (ii) use such Confidential Matter only to fulfill its obligations under this Agreement and only in accordance with the terms and conditions of this Agreement.

      3.4 Representatives of the Receiving Party. Notwithstanding the restrictions set forth in Section 3.2, the Receiving Party may furnish the Confidential Matter to any of its directors, officers, employees, subsidiaries, agents and sub-contractors (collectively, "Representatives") who need to know such information for the purposes set forth in Section 3.3; provided, however, that such Representatives are instructed to keep such information confidential in accordance with this Section 3. The Receiving Party shall be responsible for any breach of this Section 3 by any of its Representatives and agrees, at its sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorised disclosure or use of any Confidential Matter.

      3.5 No Other Rights. Nothing contained in this Section 3 shall be construed as granting or conferring any rights by license or otherwise to the Receiving Party in any Providing Party's Confidential Matter.

      3.6 Required Disclosure. If a Receiving Party is requested or required in any judicial or administrative proceeding or by any regulatory body or court to disclose any Confidential Matter, such Receiving Party shall (i) use its best efforts to give the Providing Party prompt notice of such request so that it may seek an appropriate protective order or other remedy and (ii) consult with the Providing Party as to the advisability of taking legally available steps to resist or narrow such request or requirement. The Receiving Party shall cooperate fully with the Providing Party (at the Providing Party's expense) in obtaining such an order or other remedy. If in the absence of an appropriate protective order or other remedy the Receiving Party is nonetheless legally required to disclose Confidential Matter, the Receiving Party may make such disclosure without liability hereunder; provided, however, that the Receiving Party shall use its reasonable efforts to give the Providing Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the Providing Party's request and at its expense, use its reasonable efforts to obtain reasonable assurances that confidential treatment will be accorded to such Confidential Matter.

4.    MARKETING.

      4.1 VENDOR IS EXPRESSLY PROHIBITED FROM RELEASING THE IDENTITY OF THE CUSTOMER TO ANY THIRD PARTY WITHOUT FIRST OBTAINING THE WRITTEN CONSENT OF THE CUSTOMER AND PROVIDING A COPY THEREOF TO INSTINET.



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
5.    REPRESENTATIONS AND WARRANTIES.

      5.1 Vendor Representations, Warranties and Covenants. Vendor represents, warrants and covenants to Instinet that:

      5.1.1 the execution and delivery by Vendor of this Agreement and the performance of its obligations hereunder have been authorised by all necessary action, corporate and otherwise, and that this Agreement constitutes a legal, valid and binding obligation of Vendor enforceable in accordance with its terms, except to the extent that such enforceability is subject to or limited by bankruptcy, insolvency or similar laws relating to the enforcement of creditor's rights;

      5.1.2 the execution and delivery by Vendor of this Agreement and the performance of its obligations hereunder does not breach any law, rules or regulations to which Vendor is subject or any agreement, obligation or restriction by which Vendor is bound, and Vendor will not enter into or assume any agreement, obligation or restriction that will interfere with any of its obligations hereunder or the rights granted herein.

      5.2 Instinet Representations, Warranties and Covenants. Instinet represents, warrants and covenants to Vendor that:

      5.2.1. the execution and delivery by Instinet of this Agreement and the performance of its obligations hereunder have been authorised by all necessary action, corporate and otherwise, and this Agreement constitutes a legal, valid and binding obligation of Instinet enforceable in accordance with its terms, except to the extent that such enforceability is subject to or limited by bankruptcy, insolvency or similar laws relating to the enforcement of creditor's rights;

      5.2.2 the execution and delivery by Instinet of this Agreement and the performance of its obligations hereunder does not breach any law, rules or regulations to which Instinet is subject or any agreement, obligation or restriction by which Instinet is bound and Instinet will not enter into or assume any agreement, obligation or restriction that will interfere with any of its obligations hereunder or the rights granted herein; and

      5.2.3 Instinet has the right and authority to grant the license to the Specifications.

6. DISCLAIMER OF WARRANTIES AND LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTION 5.1 OF THIS AGREEMENT WITH RESPECT TO VENDOR, AND SECTION 5.2 OF THIS AGREEMENT WITH RESPECT TO INSTINET, (I) THE VENDOR PRODUCT(S), WITH RESPECT TO VENDOR, AND (II) THE SPECIFICATIONS AND INSTINET SERVICES, WITH RESPECT TO INSTINET, ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND BY VENDOR OR INSTINET, RESPECTIVELY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A


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
      PARTICULAR PURPOSE. EXCEPT WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS CONTAINED IN SECTION 7 OF THIS AGREEMENT OR ANY INTENTIONAL MATERIAL BREACH OF THE CONFIDENTIALITY OBLIGATIONS CONTAINED IN SECTION 3 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY CLAIMING THROUGH THE OTHER, FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE FURNISHING, PERFORMANCE, OR USE OF, OR INABILITY TO USE, THE SPECIFICATIONS, THE VENDOR PRODUCTS(S) OR THE INSTINET SERVICES PROVIDED UNDER THIS AGREEMENT.

7.    INDEMNIFICATION

      7.1 Vendor Indemnification of Instinet. Subject to the limitations set forth in this Section 7.1, Vendor, at its own expense, shall: (i) indemnify, defend and hold Instinet and/or any of its affiliates and its or their respective officers, directors, partners, employees, agents or representatives (collectively, the "Instinet Indemnitees"), harmless from and against (or at its option, but with Instinet's prior agreement, settle) any claim, action, suit or proceeding against Instinet or any of its affiliates and any of their respective officers, directors, partners, employees, agents and representatives on the basis of (A) any alleged infringement in whole or in part, of any third party's patent, copyright, trade secret or other intellectual property rights by the Vendor Product(s), and (B) any breach by Vendor of the obligations in Sections 1.6, 1.7, 1.8, or the representations, warranties or covenants set forth in Section 5.1 of this Agreement; (ii) pay any final judgment entered or settlement against Instinet and indemnify and defend and hold Instinet harmless from and against all damages, liabilities, costs and expenses incurred by Instinet arising out of or in connection with any such claim, action, suit or proceeding. Vendor shall have no obligation to any of the Instinet Indemnitees pursuant to this Section 7.1 unless: (A) Instinet provides Vendor prompt written notice of the claim, action, suit or proceeding after Instinet's discovery thereof; (B) Vendor is given the right to control and direct the investigation, preparation, defense and settlement of the claim, action, suit or proceeding; provided, however, that Instinet shall retain the right to file an answer or take any other action necessary to prevent the entry of a default judgment or injunction against it and the right to consult with Vendor regarding the litigation or settlement; and (C) Instinet gives Vendor reasonable assistance and information at Instinet's expense in connection with such claim, action, suit or proceeding.

      7.2 Instinet Indemnification of Vendor. Subject to the limitations set forth in this Section 7.2, Instinet, at its own expense, shall: (i) indemnify, defend and hold Vendor and/or any of its affiliates and its or their respective officers, directors, partners, employees, agents or representatives (collectively, the "Vendor Indemnitees"), harmless from and against (or at its option, but with Vendor's prior agreement, settle) any claim, action, suit or proceeding against Vendor or any of its affiliates and any of their respective officers, directors, partners, employees, agents and representatives on the basis of (A) any alleged infringement in whole or in part, of any third party's intellectual property rights by the Specifications (unless such Specifications are jointly developed by


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
      Instinet and Vendor) (B) the Instinet Services (unless such Instinet Services are modified or altered by Vendor); and (C) any breach by Instinet of the representations, warranties or covenants set forth in
      Section 5.2 of this Agreement; and (ii) pay any final judgment entered or settlement against Vendor and indemnify and defend and hold Vendor harmless from and against all damages, liabilities, costs and expenses incurred by Vendor arising out of or in connection with any such claim, action, suit or proceeding. Instinet shall have no obligation to any of the Vendor Indemnitees pursuant to this Section 7.2 unless: (A) Vendor provides Instinet prompt written notice of the claim, action, suit or proceeding after Vendor's discovery thereof; (B) Instinet is given the right to control and direct the investigation, preparation, defense and settlement of the claim, action, suit or proceeding; provided, however, that Vendor shall retain the right to file an answer or take any other action necessary to prevent the entry of a default judgment or injunction against it and the right to consult with Instinet regarding the litigation or settlement; and (C) Vendor gives Instinet reasonable assistance and information at Vendor's expense in connection with such claim, action, suit or proceeding.


8.    TERM, TERMINATION, EFFECT OF TERMINATION AND SURVIVAL.

      8.1 Term. This Agreement shall be effective as of the date first written above and shall remain in effect until terminated by either Party pursuant to this Section 8.

      8.2   Termination.

      8.2.1 Termination for breach. Either Party may terminate this Agreement , by giving written notice to the other Party in the event that the other Party commits a material breach of its obligations under this Agreement which (if capable of remedy) is not remedied within 30 days of receipt of a notice requesting that the breach be remedied,

      8.2.2 Termination for insolvency. Either Party may terminate this Agreement immediately and without notice if the other Party makes an assignment for the benefit of its creditors, files or has filed against it a petition under any bankruptcy, insolvency, reorganization or similar law, has a trustee or receiver appointed over any of its property or commences (by resolution or otherwise) the liquidation or winding-up of its affairs.

      8.3   Effect of Termination and Survival.

      8.3.1 Instinet and Vendor. Upon termination of this Agreement pursuant to this Section 8, the Parties shall promptly return to the other Party any tangible Confidential Matter in its possession, purge all Confidential Matter from its electronic records, and immediately cease all marketing efforts, including any use of the other Party's name, trademark, service mark or logo.

      8.3.2 Survival. Sections 3, 4.2, 6, 7, 8.3.2, and 9.6 of this Agreement shall survive any termination of this Agreement for any reason.



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
9.    MISCELLANEOUS.

      9.1 Equitable Relief. The Parties agree that the remedy at law for any breach by either Party of the terms of Sections 3 and 4 and 1.7 hereof will be inadequate and that, accordingly, in addition to any remedies either Party may have at law, both Parties will be entitled to apply for and obtain equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce such terms.

      9.2 Notices. All notices which are required to be given pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier (such as Federal Express), or sent by facsimile transmission, with a confirming copy sent by first class mail, postpaid, or sent by registered or certified mail, return receipt requested, to the following address or to such other address as a Party may from time to time designate by notice. Such notices shall be deemed given upon receipt if hand delivered, on the next business day if sent by overnight courier, upon receipt of a confirmation of transmission if sent via facsimile or three (3) business days after mailing if sent via registered or certified mail:

      If to Instinet:                     Commodity Quay,
                                          East Smithfield
                                          London E1W 1AZ
                        Attention:        Ruth Liggett

                        With a copy to:   Address as above
                        Attention:        European General Counsel

      If to Vendor:     Alexander Tuis
                        Reuters Consulting
                        Messeturm
                        Friedrich-Ebert-Anlage 49
                        D-60327 Frankfurt am Main
                        Germany/Deutschland

                        With a copy to:
                        Carsten Scherhag
                        Address as above


      9.3 Entire Agreement and Amendment. This Agreement, including the Exhibits, if any, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous oral or written communications, proposals, agreements and representations with respect to the subject


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
      matter. No amendment or modification to this Agreement shall be binding, unless it is in writing and executed by each Party.

      9.4 Assignment. This Agreement and the rights granted and obligations undertaken hereunder may not be transferred, assigned or delegated, by operation of law or otherwise, by either Party without the consent of the other Party (which consent shall not be unreasonably withheld or delayed), provided that each Party may assign or transfer this Agreement to any other member of its respective group without consent.

      9.5 Waiver of Compliance and Severability. Any waiver of any provision of this Agreement, or any delay by either party in the enforcement of any right hereunder, shall neither be construed as a continuing waiver nor create an expectation of non-enforcement of that or any other provision or right. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the Parties shall negotiate in good faith to substitute a provision of like economic intent and effect.

      9.6 Governing Law and Choice of Forum. This Agreement is made under and shall be governed by and construed in accordance with the laws of England and Wales. Both parties consent to the jurisdiction of the courts of England and Wales, and agree to institute any and all actions relating to this Agreement in such courts.

      9.7 Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement between the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      9.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the authorised officers of the parties hereto have executed this Vendor Interface Agreement as of the date first written above.

REUTERS AG, Frankfurt am Main             Instinet UK LIMITED


By:                                       By:
   ---------------------------               ------------------------------
Name:                                        Name:
Title:                                       Title:





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
EXHIBIT A

DESCRIPTION OF VENDOR PRODUCT(S)

Effix FIX-Gateway, version V2.4.1.L5 and the SEB Commission Trader Foreign Font-end GUI.





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